Bio - CEO Conference New York, NY February 11, 2014

2 Safe Harbor Statement This presentation contains forward - looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are made only as the date thereof, and Ohr undertakes no obligation to update or revise the forward looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward - looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. For example, there can be no assurance that Ohr will be able to sustain operations for expected periods. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward - looking statements for any reason.

3 Company Overview • Founded in late 2008, NasdaqCM: OHRP • Executed on strategy to acquire two late stage clinical programs in 2009 that address large unmet medical needs: wet - AMD & cancer cachexia – Wealth of preclinical and clinical data – Clear competitive path forward – Risk mitigation • Experienced management team headquartered in New York, NY • Strong intellectual property protection • Tight expense controls • Several upcoming catalysts

4 Drug Pipeline Preclinical Phase 1 Phase 2 Phase 3 SQUALAMINE Eye - drop formulation WET AGE RELATED MACULAR DEGENERATION IV formulation RESISTANT OVARIAN CANCER OHR / AVR 118 CANCER CACHEXIA TRODUSQUEMINE UNDISCLOSED INDICATION FDA Fast Track Orphan Drug Designation

5 Squalamine • F irst - in - class small molecule anti - angiogenic drug with a novel intracellular mechanism of action • Inhibitor of multiple angiogenic growth factors • VEGF, PDGF, and bFGF • Ohr Pharmaceutical has developed a non - invasive proprietary eye drop formulation • Biodistribution studies show ability of the drug to reach the back of the eye at concentrations that can inhibit neovascularization. • Practical delivery method that is superior to IV administration. More convenient and less painful than intravitreal injections . • Favorable safety profile • Development pathway • Eye drops for Wet - AMD and neovascular eye diseases • Granted Fast Track Designation by US FDA for Wet - AMD • Phase 2 in Wet - AMD ongoing (n= 120), interim data expected 2Q - 2014

6 Anti - Angiogenic Mechanism Growth factors (VEGF, PDGF, bFGF, etc.) Endothelial Cell H+ Na+ Calmodulin H+ Na+ H+ H+ H+ Growth factor signal is aborted Pump inhibited Squalamine chaperones calmodulin Capillary formation (Angiogenesis)

7 Squalamine Chaperones Calmodulin Control Squalamine treated After Entry into Activated Endothelial Cells, Squalamine and Calmodulin Bind, and the Complex is Transported to a Perinuclear Membrane Compartment FITC (green fluorescence) labeled anti - calmodulin antibody

8 Squalamine Ophthalmic Snapshot • Phase II development proceeding with eye drop administration • Previously studied in over 450 patients using an intravenous formulation • ~250 patients with Wet - AMD • ~200 oncology patients (solid tumors, ovarian, lung, and prostate cancers) • Intravenous clinical data in Wet - AMD • Demonstrated biological effect • Gains in visual acuity • Strong maintenance of vision • Effect in advanced, low vision wet - AMD (“fellow eye”) • IV formulation entered phase III trials for wet - AMD under fast track status and a Special Protocol Assessment (US FDA) • Discontinued due to enrollment difficulty of chronic IV infusion and suboptimal dosing/pharmacokinetics of systemic administration

9 Squalamine has promising properties as a topical agent to treat CNV x High potency at nanomolar levels x Ability to inhibit multiple angiogenic growth factors including VEGF, PDGF x Diffusion from the front of the eye into the choroid, where the choroidal neovascularization (CNV) process actually occurs x Long retention time in the choroid

10 Squalamine Eye Drop Formulation • Proprietary reformulation using FDA approved excipients • In - vivo studies in Dutch belted rabbits – 28 day ocular tolerance and toxicity • Demonstrated safety and tolerability to ocular tissues • No macroscopic or histopathology changes – Biodistribution study - single dose • Peak concentrations 8x the threshold level to inhibit choroidal neovascularization – Biodistribution study - QD & BID up to 14 days • Results presented at ARVO & Macula Society - 2012 – 6 month BID ocular tolerance and toxicity • No adverse findings

11 Eye Drop Single Administration 0 10 20 30 40 50 60 70 80 90 100 Ng/g in Tissue Squalamine Concentrations in Sclera/Choroid Topical Squalamine (Single Dose) Threshold to inhibit neovascularization Threshold level refers to tissue concentrations above which Squalamine is known to inhibit neovascularization

12 Eye Drop Multi Dose Trough Levels 0 10 20 30 40 50 60 70 80 90 Day 1 +Dosing Interval Day 7 +Dosing Interval Day 14 +Dosing Interval ng/g in Posterior Sclera/Choroid Squalamine Trough Levels in Posterior Sclera/Choroid QD BID Threshold Level * ** ** * Dosing Interval= QD 24 Hours, BID 12 Hours *=p - value <.01 **=p - value <.001 (values vs day 1+Dosing Interval) Trough levels represent lowest tissue concentrations prior to next dosing (QD 24h, BID 12h) Presented at ARVO and Macula Society 2012. Full poster can be found at http://ohrpharmaceutical.com/ARVO%20poster%20FINAL.pdf

OHR

Eye Drop Solves IV Drawbacks

IV Drawbacks

- **Suboptimal dosing-** Pharmacokinetic analysis confirms that prior IV dosing was suboptimal especially when going from a weekly to monthly “maintenance” dosing period
- **Patient compliance-** 40 minute weekly infusion very burdensome on elderly patient population
- **Commercial challenges-** ophthalmologist offices not equipped to give large scale prolonged infusions
- **Infusion site reactions-** Due to rapid infusion rates

Eye Drop Advantages

- **Sustained Therapeutic Levels-** *In vivo* studies confirm tissue concentrations well in excess of the antiangiogenic level and can consistently stay above threshold levels
- **Self administered eye drop**
- **No Ophthalmologist infrastructure build out** to accommodate large scale IV infusions
- **Negligible systemic uptake** and topical dosing is orders of magnitude lower than previous IV MTD

13

14 Risk Mitigation Data demonstrates the eye drop achieves Sustained inhibitory concentrations Efficient delivery to back of the eye tissues ….Even while being dosed suboptimally …. Rapid systemic clearance Lack of sustained concentrations IV Clinical Data Demonstrated Activity Visual Acuity Gains Maintenance of VA Biological Effect

15 Competitive Advantages Potential advantages over intravitreal injections (“IVT”) for Wet - AMD • Superior delivery method • Current approved therapies are delivered via intravitreal injection directly into the eye every four to eight weeks • Inhibition of Multiple Angiogenic Growth Factors • Clinical evidence has shown that inhibiting VEGF and PDGF provides improvement over Lucentis VA gain response rates • Activity in advanced AMD cases • Previous intravenous data suggests activity in more advanced AMD lesions • Safety profile • Squalamine had minimal systemic or ocular drug - related adverse events when tested using the IV formulation at much higher doses • Cost effective manufacture

16 Topical Path Forward • Phase II trial designed by KOL’s in the wet - AMD space • Trial focuses on newly diagnosed wet - AMD patients – Randomized, double masked, placebo controlled study (n=120) at 20+ US Sites • Trial design includes anti - VEGF treatment (Lucentis) as needed – Helps facilitate enrollment while providing clear indication of efficacy • Design provides for multiple outcome scenarios to guide the path forward in future registration studies – Monotherapy – Adjunct therapy • Clinical Phase II trial began enrolling in late 2012 for wet - AMD Less Frequent Injections Better VA Outcome (PDGF mechanism of Squalamine )

17 Phase II Trial Design – Rescue criteria based on objective parameters – Efficacy Endpoints (10 endpoint hierarchical analysis) – 1 ° : Mean number of Lucentis injections – 2 ° : Mean time to Lucentis retreatment – 2 ° : VA gains, maintenance, and safety – Primary endpoint is powered (90%) to detect a 1.5 injection difference between the arms – 60 patients per arm (120 total) – Interim Data anticipated in Q2 2014 – Newly diagnosed wet - AMD patients – Duration: 9 month treatment period with interim analysis (50% completed)

18 Ophthalmic Advisory Board Key Opinion Leaders (KOL) in retinal disorders – David Boyer MD Retina - Vitreous Associates Medical Group (Los Angeles, CA) – Thomas Ciulla MD Midwest Eye Institute (Indianapolis, IN) – Michael Elman MD Elman Retina Group (Baltimore, MD) – Jeffrey Heier MD Ophthalmic Consultants of Boston (Boston, MA) – Daniel Roth MD Retina Vitreous Center (New Brunswick, NJ) – Lawrence Singerman MD Retina Associates of Cleveland (Cleveland, OH) – Jason Slakter MD Vitreous Retina Macula Consultants of NY (New York, NY) – John Wroblewski MD Cumberland Valley Retina Consultants (Hagerstown, MD)

19 Ongoing Investigator Sponsored Trials (ISTs) • Proliferative Diabetic Retinopathy (PDR) (OHR - 003) – Monotherapy – 5 patients – PI: Dr. Michael Elman • Case Study data to be presented at the Macula Society Annual Meeting on February 19, 2014 – Presentation entitled “Regression of Retinal Neovascularization in Proliferative Diabetic Retinopathy using Squalamine Lactate Eye Drops” • Branch and Central Retinal Vein Occlusion (BRVO/CRVO) (OHR - 004) – 20 Patients – PI: Dr. John Wroblewski

20 Planned New ISTs in Q1 2014 • Squalamine Eye Drops in Diabetic Macula Edema – 30 Patients – Randomized, masked, placebo controlled – Investigators: Drs. David Boyer, Daniel Roth, Lawrence Singerman • Squalamine Eye Drops in DME Patients Sub - responsive to Monthly Lucentis – 20 Patients – Randomized, masked, placebo controlled – Combination therapy with Monthly Lucentis – PI: Dr. Glenn Stoller

Competitive Landscape

	Squalamine	Lucentis®	Eylea®	Fovista®	Pazopanib	DARPin's
Developer	Ohr Pharmaceutical	Genentech/ Roche	Regeneron	Ophthotech	Glaxo	Molecular Partners
Mechanism	Intracellular	Extracellular	Extracellular	Extracellular	Intracellular	Extracellular
Target	VEGF, PDGF, bFGF	VEGF	VEGF	PDGF	Tyrosine Kinases	VEGF, VEGF &PDGF
Delivery	Eye Drops	Intravitreal	Intravitreal	Intravitreal	Eye Drops	Intravitreal
Dev. Stage	Phase II	FDA Approved	FDA Approved	Entering Phase III	Phase II	Phase II & Preclinical
Molecule size	Small Molecule	Large molecule	Large molecule	Large molecule	Small molecule	Large Molecule
Cost/Dose	_	$2,000	$1,850	_	_	_
Revenue/ Partnership	_	**$4b** ('12 global)	**$838mm** ('12 U.S.)	_	_	**$1.4b deal with Allergan**

22 Squalamine Markets Wet Macular Degeneration Retinopathy & Macular Edema Dry AMD Prophylaxis 1,750,000 Patients (U.S.) 1,200,000 Patients (U.S.) 13,000,000 Patients (U.S.) 200,000 New Cases (Annual, U.S.) 130,000 New Cases (Annual, U.S.) 300 - 700K New Cases (Annual, U.S.) Initial Indication Future Indications Current Market Leader: Intravitreal Lucentis ® (~$4b Annual Revenue(WW)

23 OHR/AVR118 in Cancer Cachexia • Broad spectrum, peptide immuno - modulator • Modulates immune response by regulating multiple cytokines and chemokines involved in the disease process

24 Phase IIa Clinical Data • 18 Patients, various tumor types, primarily stage IV (84%) • Results Demonstrated – Stabilization of weight, lean body mass, and body fat – Appetite increased (p=.001) – Total PG - SGA scores improved significantly (p =.025) – Enhanced quality of life • Results seen even though 8/18 patients took concomitant chemotherapy or radiation • 11/18 patients continued therapy after completion of the protocol for up to 153 days • OHR/AVR118 was well tolerated with no serious side effects reported • Detailed data were presented at the annual Cachexia and Wasting Disorders in Kobe, Japan in December 2013 .

25 Corporate Strategy Transition to core ophthalmology focus: – Novel drug delivery for back of the eye diseases including combination products – Front of the eye diseases In - license promising compounds to build pipeline Out license or monetize non ophthalmology assets: − OHR/AVR118 in cancer cachexia − Trodusquemine and several analogs

26 Financial Highlights Ticker NasdaqCM : OHRP Recent Share Price (2 - 7 - 14) $13.33 Market Capitalization (2 - 7 - 14) $266mm Average Daily Volume (30 day) 149k shares Cash on Hand (9 - 30 - 13) $5.1mm Cash Burn Per Quarter ~$500k - 1mm Shares outstanding (12 - 27 - 13) ~20mm Fully Diluted (12 - 27 - 13) ~27mm Cash on hand to fund operations into 2015 Analyst Coverage ▪ Jonathan Aschoff, Brean Capital

27 2014 Milestones • Anticipated milestone events in 2014 o Data on Eye Drop ISTs ( 1Q & 2H 2014) o Completion of enrollment in wet - AMD trial (Q1 2014) o Initiation of additional eye drop ISTs (Q1 2014) o Interim data from wet - AMD eye drop trial (Q2 2014) o Moving Trodusquemine pipeline product forward in a new clinical indication (1H 2014) o Publication of final trial results on resistant ovarian cancer orphan indication (median PFS, overall survival) (mid 2014) o Final data from wet AMD eye drop trial (Q4 2014)